POWER OF ATTORNEY

We, the undersigned Trustees and officers of Putnam Funds Trust, on behalf of each of the series listed on Schedule A hereto, hereby severally constitute and appoint Jameson A. Baxter, Kenneth R. Leibler, George Putnam, III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of Putnam Funds Trust and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ JAMESON A. BAXTER	Chair of the Board and Trustee	April 3, 2018
Jameson A. Baxter

/s/ KENNETH R. LEIBLER	Vice Chair of the Board and	April 3, 2018
Kenneth R. Leibler	Trustee

/s/ ROBERT L. REYNOLDS	President and Trustee	April 10, 2018
Robert L. Reynolds

/s/ JONATHAN S. HORWITZ	Executive Vice President,	April 4, 2018
Jonathan S. Horwitz	Principal Executive Officer and
Compliance Liaison

/s/ JANET C. SMITH	Vice President, Principal Financial	April 4, 2018
Janet C. Smith	Officer, Principal Accounting
Officer and Assistant Treasurer

/s/ RAVI AKHOURY	Trustee	April 4, 2018
Ravi Akhoury

/s/ BARBARA M. BAUMANN	Trustee	April 3, 2018
Barbara M. Baumann

/s/ CATHARINE BOND HILL	Trustee	April 4, 2018
Catharine Bond Hill

/s/ PAUL L. JOSKOW	Trustee	April 3, 2018
Paul L. Joskow

/s/ GEORGE PUTNAM, III	Trustee	April 5, 2018
George Putnam, III

/s/ MANOJ P. SINGH	Trustee	April 3, 2018
Manoj P. Singh

Schedule A

Registration Statement of Putnam Funds Trust on Form N-14 relating to the proposed merger of Putnam Capital Opportunities Fund with and into Putnam Small Cap Growth Fund.

Registration Statement of Putnam Funds Trust on Form N-14 relating to the proposed merger of Putnam Investors Fund with and into Putnam Multi-Cap Core Fund.